Exhibit 99.1

First Industrial Realty Trust, Inc.

311 South Wacker Drive

Suite 3900

Chicago, IL 60606

312/344-4300

FAX: 312/922-9851

MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST CLOSES

A NEW $200 MILLION UNSECURED TERM LOAN

CHICAGO, January 29, 2014 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner, operator and developer of industrial real estate, today announced the closing of a new $200 million unsecured term loan with a seven-year term. The loan features interest-only payments and initially bears an interest rate of LIBOR plus 175 basis points. The rate is subject to adjustment based on the Company’s leverage or credit ratings.

The Company also entered into interest rate swap agreements to effectively convert the loan’s LIBOR rate to a fixed interest rate of approximately 4.04% per annum based on the loan’s current LIBOR spread. The Company plans to use the proceeds to repay amounts outstanding under its unsecured credit facility and fund general business activities.

Wells Fargo Securities, LLC and PNC Capital Markets LLC served as joint lead arrangers and joint book runners for the term loan with Wells Fargo Bank, National Association as the Administrative Agent and PNC Bank, National Association as the Syndication Agent. Regions Bank, Union Bank, N.A., and Fifth Third Bank also participated in the loan.

“This term loan provides us with attractively priced long-term capital that allows us to prefund our 2014 and 2015 maturities,” said Scott Musil, chief financial officer. “We thank our banking relationships for their continued support.”

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own, manage and have under development approximately 66.8 million square feet of industrial space as of September 30, 2013. For more information, please visit us at www.firstindustrial.com.

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Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and in the Company’s subsequent Exchange Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.

Contact:	Art Harmon

Senior Director, Investor Relations and Corporate Communications

312-344-4320

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